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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                              JANUARY 14, 1998

              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):


                            EXCO RESOURCES, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     STATE OF TEXAS              0-9204                 74-1492779
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)



                             5735 PINELAND DRIVE
                                  SUITE 235
                             DALLAS, TEXAS 75231
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

                                  NO CHANGE

        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On January 14, 1998, the Registrant dismissed Belew Averitt LLP ("Belew") as its independent accountant and on January 14, 1998 the Registrant retained Ernst & Young LLP ("E&Y") as its independent accountant.

         Belew's reports on the Registrant's financial statements for the fiscal year ended December 31, 1996, the nine months ended December 31, 1995 and fiscal year ended March 31, 1995 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to engage E&Y as set forth above and to dismiss Belew was approved by the Board of Directors of the Registrant.

         In connection with the audits of the financial statements of the Registrant for the fiscal year ended December 31, 1996, the nine months ended December 31, 1995 and fiscal year ended March 31, 1995, there were no disagreements with Belew on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Belew, would have caused them to make reference to the subject matter of the disagreement in connection with their report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.      Letter on Change in Certifying Accountant.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EXCO RESOURCES, INC.


                                     By: /s/ J.DOUGLAS RAMSEY
                                        ----------------------------------------
                                     Name:   J.Douglas Ramsey
                                     Title: Chief Financial Officer

Dated: January 19, 1998





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                                 EXHIBIT INDEX

Exhibits  Description
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16.       Letter on Change in Certifying Accountant.